Rule 424b3
333155469

AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
OneHalf 12 of One 1 Share
THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK OF
CNP ASSURANCES SA
INCORPORATED UNDER THE
LAWS OF FRANCE
       The Bank of New York
Mellon, as depositary hereinafter
called the Depositary, hereby
certifies i that there have been
deposited with the Depositary or its
agent, nominee, custodian, clearing
agency or correspondent, the
securities described above Shares or
evidence of the right to receive such
Shares, ii that at the date hereof each
American Depositary Share evidenced
by this Receipt represents the amount
of Shares shown above, and that

or registered assigns IS THE OWNER
OF  AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and
except as otherwise herein expressly
provided, is entitled upon surrender at
the Corporate Trust Office of the
Depositary, New York, New York of
this Receipt duly endorsed for
transfer and upon payment of the
charges as provided on the reverse of
this Receipt and in compliance with
applicable laws or governmental
regulations, at Owners option 1 to
delivery at the office of the agent,
nominee, custodian, clearing agency
or correspondent of the Depositary, to
a person specified by Owner, of the
amount of Deposited Securities
represented hereby or evidence of the
right to receive the same or 2 to have
such Deposited Securities forwarded
at his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement created
by the Receipts as hereinafter defined
including such evidence of the right to
receive the same, and any and all
other securities, cash and other
property held by the Depositary in
place thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall
mean the name in which this Receipt
is registered upon the books of the
Depositary from time to time.  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its
Corporate Trust Office is located at
101 Barclay Street, New York, New
York 10286, and its principal
executive office is located at One
Wall Street, New York, New York
10286.
             1.
                    RECEIPTS.
       This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively, the
Receipts, all evidencing rights of like
tenor with respect to the Deposited
Securities, and all issued or to be
issued upon the terms and subject to
the conditions herein provided, which
shall govern the continuing
arrangement by the Depositary with
respect to initial deposits as well as
the rights of holders and Owners of
Receipts subsequent to such deposits.
       The issuer of the Receipts is
deemed to be the legal entity resulting
from the agreement herein provided
for.
       The issuance of Receipts
against deposits generally may be
suspended, or the issuance of
Receipts against the deposit of
particular Shares may be withheld, if
such action is deemed necessary or
advisable by the Depositary at any
time and from time to time because of
any requirements of any government
or governmental body or commission
or for any other reason.  The
Depositary assumes no liability with
respect to the validity or worth of the
Deposited Securities.
             2.
                    TRANSFER
OF RECEIPTS.
       Until the surrender of this
Receipt in accordance with the terms
hereof, the Depositary will maintain
an office in the Borough of
Manhattan, The City of New York,
for the registration of Receipts and
transfers of Receipts where the
Owners of the Receipts may, during
regular business hours, inspect the
transfer books maintained by the
Depositary that list the Owners of the
Receipts.  The transfer of this Receipt
is registrable on the books of the
Depositary at its Corporate Trust
Office by the holder hereof in person
or by duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or accompanied
by proper instruments of transfer and
funds sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and upon
compliance with such regulations, if
any, as the Depositary may establish
for such purpose.  This Receipt may
be split into other such Receipts, or
may be combined with other such
Receipts into one Receipt,
representing the same aggregate
number of American Depositary
Shares as the Receipt or Receipts
surrendered.  Upon such split or
combination not involving a transfer,
a charge will be made as provided
herein.  The Depositary may close the
transfer books at any time or from
time to time when deemed expedient
by it in connection with the
performance of its duties hereunder.
             3.
                    PROOF OF
CITIZENSHIP OR RESIDENCE.
       The Depositary may require
any holder or Owner of Receipts, or
any person presenting securities for
deposit against the issuance of
Receipts, from time to time, to file
such proof of citizenship or residence
and to furnish such other information,
by affidavit or otherwise, and to
execute such certificates and other
instruments as may be necessary or
proper to comply with any laws or
regulations relating to the issuance or
transfer of Receipts, the receipt or
distribution of dividends or other
property, or the taxation thereof or of
receipts or deposited securities, and
the Depositary may withhold the
issuance or registration of transfer of
any Receipt or payment of such
dividends or delivery of such
property from any holder, Owner or
other person, as the case may be, who
shall fail to file such proofs,
certificates or other instruments.
             4.
                    TRANSFERA
BILITY RECORDOWNERSHIP.
       It is a condition of this Receipt
and every successive holder and
Owner of this Receipt by accepting or
holding the same consents and agrees,
that title to this Receipt, when
properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same
effect as in the case of a negotiable
instrument provided, however, that
prior to the due presentation of this
Receipt for registration of transfer as
above provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat the
person in whose name this Receipt is
registered on the books of the
Depositary as the absolute owner
hereof for the purpose of determining
the person entitled to distribution of
dividends and for any other purpose.
             5.
                    TAX
LIABILITY.
       The Depositary shall not be
liable for any taxes or governmental
or other assessments or charges that
may become payable in respect of the
Deposited Securities, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future law, statute, charter provision, bylaw, regulation or otherwise, shall be payable by the Owner hereof to the Depositary at any time on request. Upon the failure of the holder or Owner of this Receipt to pay any such amount, the Depositary may sell for account of such Owner an amount of the Deposited Securities equal to all or any part of the amount represented by this Receipt, and may apply the proceeds in payment of such obligations, the Owner hereof remaining liable for any deficiency.
             6.
                    REPRESENT
ATIONS AND WARRANTIES.
       Every person presenting
Shares for deposit shall be deemed
thereby to represent and warrant that
such Shares and each certificate, if
any, therefor are validly issued, fully
paid and nonassessable, that such
Shares were not issued in violation of
any preemptive or similar rights of the
holders of any securities and that the
person making such deposit is duly
authorized so to do.  Every such
person shall also be deemed to
represent that the deposit of such
securities and the sale of American
Depositary Shares representing such
Shares by that person in the United
States are not restricted under the
Securities Act of 1933, as amended
the Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such securities
and issuance of Receipts.
       This Receipt is issued subject,
and all rights of the holder or Owner
hereof are expressly subject, to the
terms and conditions set forth on both
sides of this Receipt, all of which
form a part of the agreement
evidenced in this Receipt and to all of
which the holder or Owner hereof by
accepting this Receipt consents.
             7.
                    REPORTS OF
ISSUER OF DEPOSITED
SECURITIES VOTING RIGHTS.
       As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary, the Depositary believed,
based on limited investigation, that the issuer of the Deposited Securities either i furnished the Securities and Exchange Commission the
Commission with certain public
reports and documents required by
foreign law or otherwise or ii
published information in English on
its Internet website at www.cnp.fr or
another electronic information
delivery system generally available to
the public in its primary trading
market, in either case in compliance
with Rule 12g32b under the Securities
and Exchange Act of 1934 as in
effect and applicable to that issuer at
that time.  However, the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is complying
with the current requirements of Rule
12g32b or to take any action if that
issuer is not complying with those
requirements.
       The Depositary shall be under
no obligation to give notice to the
holder or Owner of this Receipt of
any meeting of shareholders or of any
report of or communication from the
issuer of the Deposited Securities, or
of any other matter concerning the
affairs of such issuer, except as
herein expressly provided.  The
Depositary undertakes to make
available for inspection by holders
and Owners of the Receipts at its
Corporate Trust Office, any reports
and communication received from the
issuer of the Deposited Securities that
are both i received by the Depositary
as the holder of the Deposited
Securities and ii made generally
available to the holders of the
Deposited Securities by the issuer
thereof.  Such reports and
communications will be available in
the language in which they were
received by the Depositary from the
issuer of the Deposited Securities,
except to the extent, if any, that the
Depositary in its sole discretion elects to both i translate into English any of such reports or communications that were not in English when received by the Depositary and ii make such translations, if any, available for inspection by holders and Owners of the Receipts. The Depositary has no obligation of any kind to translate any of such reports or communications or to make such translation, if any, available for such inspection.
       The Depositary may, in its
discretion, exercise, in any manner, or
not exercise, any and all voting rights
that may exist in respect of the
Deposited Securities.  The Depositary
may, but assumes no obligation to,
notify Owners of an upcoming
meeting of holders of Deposited
Securities or solicit instructions from
Owners as to the exercise of any
voting rights with respect to the
Deposited Securities. Upon the written
request of the Owner of this Receipt
and payment to it of any expense
involved, the Depositary may, in its
sole discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount of
the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt in
accordance with that request.
             8.
                    DISTRIBUTI
ONS.
       Until the surrender of this
Receipt, the Depositary a shall
distribute or otherwise make available
to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of cash, Shares or other
securities or property other than
subscription or other rights and b may
distribute or otherwise make available
to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of subscription or other
rights, in each case received with
respect to the amount of Deposited
Securities represented hereby, after
deduction, or upon payment of the
fees and expenses of the Depositary
described in Article 13 below, and the
withholding of any taxes in respect
thereof provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances,
which may be an opinion of United
States counsel, that the distribution is registered under, or is exempt from or not subject to the registration requirements of, the Securities Act of 1933 or any other applicable law. If the Depositary is not obligated, under the preceding sentence, to distribute or make available a distribution under the preceding sentence, the
Depositary may sell such Shares,
other securities, subscription or other
rights, securities or other property,
and the Depositary shall distribute the
net proceeds of a sale of that kind to
the Owners entitled to them, after
deduction or upon payment of the
fees and expenses of the Depositary
described in Article 13 below and the
withholding of any taxes in respect
thereof.  In lieu of distributing
fractional American Depositary
Shares for distributed Shares or other
fractional securities, the Depositary
may, in its discretion, sell the amount
of securities or property equal to the
aggregate of those fractions.  In the
case of subscription or other rights,
the Depositary may, in its discretion,
issue warrants for such subscription
or other rights andor seek instructions
from the Owner of this Receipt as to
the disposition to be made of such
subscription or other rights.  If the
Depositary does not distribute or
make available to Owners or sell
distributed subscription or other
rights, the Depositary shall allow
those rights to lapse.  Sales of
subscription or other rights, securities or other property by the Depositary shall be made at such time and in such manner as the Depositary may deem advisable.
       If the Depositary shall find in
its opinion that any cash distribution
is not convertible in its entirety or
with respect to the Owners of a
portion of the Receipts, on a
reasonable basis into U.S. Dollars
available to it in the City of New
York, or if any required approval or
license of any government or agency
for such conversion is denied or is not
obtainable within a reasonable period,
the Depositary may in its discretion
make such conversion and
distribution in U.S. Dollars to the
extent possible, at such time and rates
of conversion as the Depositary shall
deem appropriate, to the Owners
entitled thereto and shall with respect
to any such currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective accounts
of such Owners uninvested and
without liability for interest thereon,
in which case the Depositary may
distribute appropriate warrants or
other instruments evidencing rights to
receive such foreign currency.
             9.
                    RECORD
DATES ESTABLISHED BY
DEPOSITARY.
       Whenever any cash dividend
or other cash distribution shall
become payable or any distribution
other than cash shall be made, or
whenever rights shall be offered, with
respect to Deposited Securities, or
whenever the Depositary shall receive
notice of any meeting of Owners of
Deposited Securities, or whenever it is
necessary or desirable to determine
the Owners of Receipts, the
Depositary will fix a record date for
the determination of the Owners
generally or the Owners of Receipts
who shall be entitled to receive such
dividend, distribution or rights, or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or responsible for any other purpose for which the record date was set.
             10.
                    CHANGES
AFFECTING DEPOSITED
SECURITIES.
       Upon i any change in nominal
value or any subdivision, combination
or any other reclassification of the
Deposited Securities, or ii any
recapitalization, reorganization, sale
of assets substantially as an entirety,
merger or consolidation affecting the
issuer of the Deposited Securities or
to which it is a party, or iii the
redemption by the issuer of the
Deposited Securities at any time of
any or all of such Deposited
Securities provided the same are
subject to redemption, then and in any
such case the Depositary shall have
the right to exchange or surrender
such Deposited Securities and accept
and hold hereunder in lieu thereof
 other shares, securities, cash or
property to be issued or delivered in
lieu of or in exchange for, or
distributed or paid with respect to,
such Deposited Securities.  Upon any
such exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of this Receipt in exchange upon payment of fees and expenses of the Depositary for one or more new Receipts of the same form and tenor as this Receipt, but describing the substituted
Deposited Securities.  In any such
case the Depositary shall have the
right to fix a date after which this
Receipt shall only entitle the Owner to
receive such new Receipt or Receipts.
 The Depositary shall mail notice of
any redemption of Deposited
Securities to the Owners of Receipts,
provided that in the case of any
redemption of less than all of the
Deposited Securities, the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of
the Owners of Receipts evidencing
American Depositary Shares
designated for redemption after the
mailing of such notice of redemption
shall be to receive the cash, rights and other property applicable to the same, upon surrender to the Depositary and upon payment of its fees and expenses of the Receipts evidencing such American Depositary Shares.
             11.
                    LIABILITY
OF DEPOSITARY.
       The Depositary shall not incur
any liability to any holder or Owner
of this Receipt i if by reason of any
provisions of any present or future
law of the United States of America,
any state thereof, or of any other
country, or of any governmental or
regulatory authority, or by reason of
any provision, present or future, of
the charter or articles of association or similar governing document of the issuer or of the Deposited Securities, the Depositary shall be prevented, delayed or forbidden from or subjected to any civil or criminal penalty or extraordinary expenses on account of doing or performing any act or thing which by the terms hereof it is provided shall be done or performed, ii by reason of any non-performance or delay, caused as specified in clause i above, in the performance of any act or thing which by the terms of this Receipt it is provided shall or may be done or performed, iii by reason of any exercise of, or failure to exercise, any discretion provided for herein, iv for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not made available to Owners or holders, v for any special, consequential or punitive damages for any breach of the terms of this Receipt or vi arising out of any act of God, terrorism or war or any other circumstances beyond its control.
       The Depositary shall not be
responsible for any failure to carry
out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that is
cast either with or without the request
of any Owner, or for not exercising
any right to vote any Deposited
Securities.
       The Depositary does not
assume any obligation and shall not
be subject to any liability to holders or Owners hereunder other than agreeing to act without negligence or bad faith in the performance of such duties as are specifically set forth herein.
       The Depositary shall be under
no obligation to appear in, prosecute
or defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect of
the Receipts on behalf of Owners or
holders or any other persons.  The
Depositary shall not be liable for any
action or nonaction by it in reliance
upon the advice of or information
from legal counsel, accountants or
any other persons believed by it in
good faith to be competent to give
such advice or information.
       The Depositary, subject to
Article 14 hereof, may itself become
the owner of and deal in securities of
any class of the issuer of the
Deposited Securities and in Receipts
of this issue.
             12.
                    TERMINATI
ON OF AGREEMENT AND
SURRENDER OF THIS RECEIPT.
       The Depositary may at any
time terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice of
such termination to the Owners of all
Receipts then outstanding at their
addresses appearing upon the books
of the Depositary, at least thirty days
prior to the date fixed in such notice
for termination.  On and after such
date of termination the Owner hereof,
upon surrender of this Receipt at the
Corporate Trust Office of the
Depositary, will be entitled to delivery of the amount of the Deposited
Securities represented hereby upon
the same terms and conditions, and
upon payment of a fee at the rates
provided herein with respect to the
surrender of this Receipt for
Deposited Securities and on payment
of applicable taxes and charges.  The
Depositary may convert any
dividends received by it in cash after
the termination date into U.S. Dollars
as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and
any taxes and governmental charges
and shall thereafter hold the balance
of said dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered within
thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or
disbursement of any subsequent
dividends or any subscriptions or
other rights accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may sell
any remaining Deposited Securities in
such manner as it may determine, and
may thereafter hold uninvested the
net proceeds of any such sale or sales
together with any dividends received
prior to such sale or the U.S. Dollars
received on conversion thereof,
unsegregated and without liability for
any interest thereon, for the pro rata
benefit of the Owners of the Receipts
that have not  theretofore been
surrendered for cancellation, such
Owners thereupon becoming general
creditors of the Depositary with
respect to such net proceeds.  After
making such sale, or if no such sale
can be made after the expiration of
one year from such date of
termination, the Depositary shall be
discharged from all obligations
whatsoever to the holders and Owners
of the Receipts except to make
distribution of the net proceeds of
sale and of such dividends after
deducting all fees, charges and
expenses of the Depositary or of the
Deposited Securities, in case no sale
can be made, upon surrender of the
Receipts.
             13.
                    CERTAIN
FEES AND CHARGES OF THE
DEPOSITARY.
       The Depositary may charge
any party depositing or withdrawing
Shares, any party transferring or
surrendering Receipts, any party to
whom Receipts are issued including
issuance pursuant to a stock dividend
or stock split or an exchange of stock
or distribution pursuant to Articles 8
or 10 or Owners, as applicable, i fees
for the delivery or surrender of
Receipts and deposit or withdrawal of
Shares, ii fees for distributing cash,
Shares or other property received in
respect of Deposited Securities, iii
taxes and other governmental charges,
iv registration or custodial fees or
charges relating to the Shares, v cable, telex and facsimile transmission expenses, vi foreign currency conversion expenses and fees, vii depositary servicing fees and viii any other fees or charges incurred by the Depositary or its agents in connection with the Receipt program. The
Depositarys fees and charges may
differ from those of other
depositaries.  The Depositary reserves
the right to modify, reduce or increase
its fees upon thirty 30 days notice to
the Owner hereof.  The Depositary
will provide, without charge, a copy
of its latest schedule of fees and
charges to any party requesting it.
       The Depositary may charge
fees for receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered
Receipts, for transfer of Receipts, for
splits or combinations of Receipts, for
distribution of each cash or other
distribution on Deposited Securities,
for sales or exercise of rights, or for
other services performed hereunder.
 The Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of its
latest fee schedule to any party
requesting it.
             14.
                    PRERELEAS
E OF RECEIPTS.
       Notwithstanding any other
provision of this Receipt, the
Depositary may execute and deliver
Receipts prior to the receipt of Shares
PreRelease. The Depositary may
deliver Shares upon the receipt and
cancellation of Receipts which have
been PreReleased, whether or not
such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt
has been PreReleased.  The
Depositary may receive Receipts in
lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will be
a preceded or accompanied by a
written representation from the person
to whom Receipts or Shares are to be
delivered that such person, or its
customer, owns the Shares or Receipts
to be remitted, as the case may be,
b at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, c terminable by the Depositary on not more than five 5 business days notice, and d subject to such further indemnities and credit regulations as the Depositary deems appropriate.
 The number of American Depositary
Shares which are outstanding at any
time as a result of PreReleases will not normally exceed thirty percent 30% of the Shares deposited with the Depositary provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
       The Depositary may retain for
its own account any compensation
received by it in connection with the
foregoing.
             15.
                    COMPLIANC
E WITH U.S. SECURITIES LAWS.
       Notwithstanding any terms of
this Receipt to the contrary, the
Depositary will not exercise any rights
it has under this Receipt to prevent the withdrawal or delivery of Deposited
Securities in a manner which would
violate the United States securities
laws including, but not limited to,
Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as amended
from time to time, under the Securities
Act of 1933.
             16.
                    GOVERNING
LAW VENUE OF ACTIONS JURY
TRIAL WAIVER.
       This Receipt shall be
interpreted and all rights hereunder
and provisions hereof shall be
governed by the laws of the State of
New York.
       All actions and proceedings
brought by any Owner or holder of
this Receipt against the Depositary
arising out of or relating to the Shares or other Deposited Securities, the
American Depositary Shares or the
Receipts, or any transaction
contemplated herein, shall be litigated
only in courts located within the State
of New York.
       EACH OWNER AND
HOLDER HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY
IN ANY SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES,
THE AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, OR
ANY TRANSACTION
CONTEMPLATED HEREIN, OR
THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
             17.
                    AMENDMEN
T OF RECEIPTS.
       The form of the Receipts and
the agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem necessary
or desirable. Any amendment which
shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts provided, however, that such thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every
Owner and holder of a Receipt at the
time any amendment so becomes
effective shall be deemed, by
continuing to hold such Receipt, to
consent and agree to such amendment
and to be bound by the agreement
created by Receipt as amended
thereby. In no event shall any
amendment impair the right of the
Owner of any Receipt to surrender
such Receipt and receive therefor the
amount of Deposited Securities
represented by the American
Depositary Shares evidenced thereby,
except in order to comply with
mandatory provisions of applicable
law.